Exhibit 3.80

AMENDED AND RESTATED

OPERATING AGREEMENT

of

RMC CORPORATE CENTER, L.L.C.

by and between

RMC INSURANCE, LTD.

a corporation formed under the laws of Barbados,

and

RURAL/METRO CORPORATION,

an Arizona corporation,

as Members

Dated as of February 28, 1997

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

RMC CORPORATE CENTER, L.L.C.

THIS OPERATING AGREEMENT (“Agreement”) is made and entered into as of the 28th day of February, 1997, by and between RMC INSURANCE, LTD., a corporation formed under the laws of Barbados (“RMC Insurance”), and RURAL/METRO CORPORATION, an Arizona corporation (“Rural/Metro”), as Members.

ARTICLE I

Formation

1.1 Formation. The parties to this Agreement hereby intend to continue the Company previously formed pursuant to the Arizona Limited Liability Company Act (the “Act”) in accordance with the terms and conditions of this Agreement. Upon the request of the Members or as required by law, the parties shall promptly execute all amendments of the Articles of Organization and all other documents that are needed to enable the Members to accomplish all filing, recording, publishing and other acts necessary or appropriate to comply with all requirements for the continuation of the Company under the Act.

1.2 Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the United States Bankruptcy Code. No Member shall take any action inconsistent with the express intent of the parties hereto as set forth herein.

1.3 Definitions. All capitalized terms used in this Agreement shall have the definition for such terms set forth in Article XII hereof.

ARTICLE II

General Provisions

2.1 Name. The name of the Company shall be RMC Corporate Center, L.L.C. or such other name as the Members from time to time shall select.

2.2 Principal Office and Place of Business. The Principal Office and place of business of the Company in Arizona shall be 8401 East Indian School Road, Scottsdale, Arizona 85251, or such place as the Members from time to time shall determine.

2.3 Company Purposes. The Company is being formed for the purpose of developing, owning and operating a corporate center for Rural/Metro Corporation on the Property, as well as all other activities permitted by law. The Company shall have the power to do any and all acts and things necessary appropriate, proper, advisable, incidental to or convenient for furtherance and accomplishment of such purpose, including, but not limited to the entering into or acquiring of any proprietorships, partnerships, joint ventures, corporations, limited liability companies, or other similar entities or arrangements to engage in any of the foregoing.

2.4 Term. The term of the Company shall commence on the filing of the Articles of Organization and shall continue until dissolved, wound-up and terminated in accordance with Article X of this Agreement.

2.5 Agent for Service of Process. The Agent for Service of Process for the Company shall be John B. Furman, Esq., O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Road, Suite 1100, Phoenix, Arizona 85012, or such other person as the Members shall appoint from time to time.

ARTICLE III

Capital Contributions

3.1 Initial Capital Contributions by the Members. As of the date of formation of the Company, RMC Insurance made a Capital Contribution to the Company of its undivided interest in the Property, and Rural/Metro made a Capital Contribution to the Company of $22,500. The Members agree that the Gross Asset Value of the Property at the time of its contribution to the Company was $2,250,000.

3.2 Additional Capital Contributions. If the Members determine that additional capital is necessary for any purpose, including, but not limited to, funding any negative cash flow from the business of the Company, making any capital contributions, investments, expenditures or improvements related to the business of the Company, then the Members agree that each Member shall contribute such additionally needed capital (“Additional Capital Contributions”), pro rata, based upon their Participating Percentages, or in such other proportion as the Members may otherwise agree.

3.3 Member Loans. If the Members determine that Capital Contributions, Additional Capital Contributions, third-party loans to the Company or revenues of the Company are insufficient to satisfy all capital requirements of the Company, or if any Member determines that bridge funds are needed by the Company on an interim basis, the Members may agree to join in the making of a loan to the Company (a “Member Loan”) in such amount as is needed by the Company and upon such terms and conditions as the Members shall determine.

ARTICLE IV

Distributions

4.1 Amount and Time of Distributions. Distributions of Available Cash Flow shall be made from time to time as the Members deem proper, but not less frequently than quarterly, in the order and priority set forth in Section 4.2 hereof. Unless the Members otherwise agree, no Available Cash Flow shall be distributed until all Member Loans have been repaid in full. “Available Cash Flow” means the gross cash proceeds from the Company’s operations less the portion thereof used to pay or establish reserves for expenses and fees (including fees, expenses, reimbursements, and guaranteed payments paid to a Member) ordinary and necessary to the Company’s business, principal and interest payments on all Company debt (including Member Loans), capital improvements, replacements and contingencies, all as reasonably determined by the Members. Available Cash Flow shall not be reduced by depreciation, amortization or other similar non-cash allowances, and shall be increased by any reductions in reserves which, when previously established, reduced Available Cash Flow.

4.2 Distributions to Members. Available Cash Flow shall be distributed to the Members, pro rata, based upon their Participating Percentages.

4.3 Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as otherwise specifically provided herein.

4.4 Return of Capital. No Member shall be entitled to the return of, or interest on, that Member’s Capital Contributions, except as provided herein.

ARTICLE V

Profits and Losses

5.1 Profit and Loss Allocations. For each Fiscal Year, the Profits or Losses of the Company shall be allocated to the Members, pro rata, based upon their Participating Percentages for that Fiscal Year.

5.2 Special Tax Allocations.

(a) Qualified Income Offset. In the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulation section 1.704-1(b)(2)(ii)(d), items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible. “Adjusted Capital Account Deficit” means with respect to any Member, the deficit balance, if any, in that Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) credit to that Capital Account the amount by which that

Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation sections 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) debit to that Capital Account the items described in paragraphs (4), (5) and (6) of Treasury Regulation section 1.704-1(b)(2)(ii)(d). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(b) Nonrecourse Deductions. The allocations set forth in Section 5.1 hereof are intended generally to comply with requirements of Treasury Regulation sections 1.704-1(b) and 1.704-2. If the Company incurs “nonrecourse deductions” or “partner nonrecourse deductions” or if there is any change in the Company’s “minimum gain,” as those terms are defined in such Regulations, the allocation of Profits, Losses and items thereof to the Members shall be modified as deemed reasonably necessary or advisable by the Members to comply with such Regulations.

(c) Curative Allocation. The allocations set forth in Sections 5.2(a) and (b) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

(d) Built-in Gain Allocation. If necessary or required under Code section 704(c) or Treasury Regulation section 1.704-1(b)(2)(iv)(f), the Members shall make special tax allocations to account for the variation, if any, between the adjusted tax basis of an asset and its Gross Asset Value. Any elections or decisions relating to the allocations under this Section 5.2(d) shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.2(d) are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

5.3 Knowledge of Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for income tax purposes.

ARTICLE VI

Management

6.1 Member-Managed. The Members agree that the management of the Company shall be vested in the Members. Each Member shall devote such time and effort as is necessary for the management of the Company in the conduct of its business but shall not be required to devote its full-time efforts to the Company. Each Member at all times shall keep the other Members fully informed as to all such Members’ activities on behalf of the Company and all material transactions taken on behalf of the Company and shall disclose to the Members such Member’s knowledge of the Company’s business and affairs.

6.2 Member Authority.

(a) Rights of the Members. Either Member shall have full, exclusive and complete power to manage and control the business and affairs of the Company and shall have all of the rights and powers provided to a member of a member-managed limited liability company by law, including the power and authority to execute instruments and documents, to mortgage or dispose of any real property held in the name of the Company, and to take any other actions on behalf of the Company, whether or not such actions are for carrying on the business of the Company in its usual manner.

(b) Reliance by Third Parties. A third party shall be entitled to rely on all actions of the Members and shall be entitled to deal with the Members as if they were the sole party in interest therein, both legally and beneficially. Every instrument purporting to be the action of the Company and executed by a Member shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that, at the time of delivery thereof, this Agreement was in full force and effect and that the execution and delivery of that instrument is duly authorized by the Members and the Company.

(c) Banking Resolution. The Members hereby authorize either Member to open all banking accounts as they deem necessary and to enter into any deposit agreements as are required by the financial institution at which such accounts are opened. Each Member shall have signing authority with respect to such banking accounts. Funds deposited into such accounts shall be used only for the purpose and business of the Company.

6.3 Filing of Documents. The Members shall file or cause to be filed all certificates or documents as may be determined by the Members to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Arizona and any other state in which the Company may elect to do business. To the extent that the Members determine the action to be necessary or appropriate, the Members shall do all things to maintain the Company as a limited liability company under the laws of the State of Arizona and any other state in which the Company may elect to do business.

6.4 Indemnification and Liability.

(a) Company Indemnification. To the fullest extent permitted by law, each Member (an “Indemnitee”) shall be indemnified, defended and held harmless by the Company (the “Indemnitor”) for, from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys’ fees and costs), judgments, fines, settlements, demands, actions, or suits relating to or arising out of the business of the Company, or the exercise by the Indemnitee of any authority conferred on it hereunder or the performance by the Indemnitee of any of its duties and obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, no Indemnitee shall be entitled to indemnification hereunder with respect to any claim, issue or matter: (i) in respect of which it (or the Company as the result of an act or omission of it or its Related Person) has been adjudged liable for fraud, gross negligence or willful misconduct; or (ii) based upon or relating to a material breach by it of any term or provision of this Agreement.

(b) Liability. No Member shall be liable, responsible, accountable in damages or otherwise to the Company or the other Member for any act or failure to act in connection with the Company and its business unless the act or omission is attributed to gross negligence, willful misconduct or fraud or constitutes a material breach by such Member of any term or provision of this Agreement.

(c) Terms of Indemnification. Each indemnity provided for under this Agreement shall be subject to the following provisions:

(i) The indemnity shall cover the costs and expenses of the Indemnitee, including reasonable attorneys’ fees and court costs, related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

(ii) The Indemnitee shall notify the indemnitor of any claim against the Indemnitee covered by the indemnity within 45 days after the Indemnitee has notice of such claim, but failure to notify the indemnitor shall in no case prejudice the rights of the Indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the Indemnitee against such liability upon learning of the same, then the Indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, which amount of such liability shall include both the settlement consideration and the reasonable costs and expenses, including attorneys’ fees, incurred by the Indemnitee in effecting such settlement.

(iii) No indemnity hereunder shall be construed to limit or diminish the coverage of any Member under any insurance obtained by the Company. Payment shall not be a condition precedent to any indemnification provided in this Agreement.

6.5 Compensation.

(a) General. The Company will not pay the Members any fees or other compensation for their services, except as otherwise agreed by the Members. Any compensation payable pursuant to this Section 6.5 shall be reasonable.

(b) Reimbursable Expenses. The Company may reimburse the Members or their Affiliates for out-of-pocket expenses reasonably incurred in connection with the carrying out of the duties set forth in this Agreement in connection with the business of the Company.

ARTICLE VII

The Members

7.1 Meetings of the Members. Meetings of the Members shall be held upon the call of any Member; provided that at least seven days’ prior written notice shall be given to all Members. The Members may make use of telephones and other electronic devices to hold meetings, provided that each Member is able to simultaneously participate with the other Members with respect to all discussions and votes. The Members may act in lieu of a meeting if the action taken is reduced to writing and consented to in writing by the required vote of the Members as set forth in Section 7.2 hereof. Written minutes shall be taken at each meeting and distributed to the Members promptly after such meeting and prior to, and for approval at, the next meeting; provided, however, that any action taken or any matter agreed upon by the Members at the meeting shall be deemed effective and final, whether or not written minutes of the meeting have been prepared or finalized.

7.2 Voting of the Members. All votes, actions, approvals, elections, determinations and consents required in this Agreement to be made by “the Members” shall be effective when approved by a Majority in Interest of the Members. All voting rights of a Member shall immediately cease upon the Default or Withdrawal Event of that Member.

7.3 Rights and Obligations of Members.

(a) Limitation of Liability. Each Member’s liability for the debts and obligations of the Company shall be limited as set forth in the Act and other applicable law.

(b) List of Members. Upon written request of any Member, the Members shall provide a list showing the names, last known addresses and interests of all Members in the Company.

(c) Company Records. Upon written request, each Member shall have the right, during ordinary business hours, to inspect and copy the Company records required to be maintained by the Members at the Company’s registered office as set forth in Section 8.1 hereof.

7.4 Defaulting Member.

(a) Events of Default. The occurrence of any of the following events shall constitute an event of default and the Member so defaulting (herein referred to as the Defaulting Member) shall (except as otherwise provided in Section 7.4(a)(iii) hereof) thereafter be deemed to be in default without any further action whatsoever on the part of the Company: (i) attempted dissolution of the Company by any Member other than pursuant to the provisions contained elsewhere in this Agreement; (ii) a Withdrawal Event occurs as to a Member; (iii) the failure of any other Member to perform any other obligation, act or acts required of that Member by the provisions of this Agreement, which shall be necessary for or in connection with the fulfilling of the purposes of the Company or a violation or a breach of any of the other terms or provisions of this Agreement; provided, however, that a Member shall not be deemed to be in default of this Section 7.4(a)(iii) until after 10 days’ written notice thereof.

(b) Remedies on Default. Upon the occurrence of a default by a Member, the Company shall have all rights and remedies available at law and in equity and may institute legal proceedings against the Defaulting Member or with respect to any damages or losses incurred by the Company or any non-Defaulting Member. The Company shall be entitled to reasonable attorneys’ fees and expenses incurred in connection with a collection of such amounts, together with interest thereon.

ARTICLE VIII

Books, Records, Reports and Accounting

8.1 Records. The Members shall keep or cause to be kept at the Principal Office of the Company the following: (a) a current list of the full name and last known business, residence or mailing address of each Member; (b) a copy of the initial Articles of Organization and all amendments thereto; (c) copies of all written operating agreements and all amendments to the agreements, including any prior written operating agreements no longer in effect; (d) copies of any written and signed promises by Members to make Capital Contributions to the Company; (e) copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years; (f) copies of any prepared financial statements of the Company for the three most recent years; (g) minutes of every meeting of the Members as well as any written consents of the Members or actions taken by the Members without a meeting. Any such records maintained by the Company may be kept on or be in the form of any information storage device, provided that the records so kept are convertible into legible written form within a reasonable period of time.

8.2 Fiscal Year and Accounting. The Fiscal Year of the Company shall be the calendar year or such other tax year required by the Code. All decisions as to other material accounting matters, except as specifically provided to the contrary herein, shall be made by the Members.

8.3 Preparation of Tax Returns. The Members shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items necessary for income tax purposes and shall cause to be furnished to the Members the tax information reasonably required for income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items, for federal income tax purposes, shall be on that method of accounting as the Members shall determine.

8.4 Tax Elections. The Members shall determine whether to make any available elections pursuant to the Code.

8.5 Tax Controversies. The Tax Matters Member shall be Rural/Metro. The Tax Matters Member is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Tax Matters Member to conduct those proceedings. The Tax Matters Member agrees to promptly notify the other Members upon the receipt of any correspondence from any federal, state or local tax authorities relating to any examination of the Company’s affairs. The Tax Matters Member shall be prohibited from entering into any settlement or arrangement on behalf of the Company with respect to any federal, state or local tax authorities without the express written approval of the other Members.

8.6 Withholding and Tax Advances.

(a) Authority to Withhold. To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to a Member (e.g., (i) backup withholding, (ii) withholding with respect to Members that are neither citizens nor residents of the United States, or (iii) withholding with respect to Members that are not residents of a particular state) (“Tax Advances”)), the Company may withhold such amounts and make such tax payments as may be required.

(b) Repayment of Tax Advances. All Tax Advances made on behalf of a Member will, at the option of the Members, either be (i) promptly paid to the Company by that Member, or (ii) repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to that Member (or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to that Member). Whenever the Members select option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Member, for all other purposes of this Agreement such Member will be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance.

(c) Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company for, from and against any liability with respect to Tax Advances made on behalf of or with respect to such Member.

(d) Certification. Each Member will promptly give the Company any certification or affidavit that the Members may request in connection with this Section 8.6.

ARTICLE IX

Transfers, Withdrawals

9.1 Transfers.

(a) Restriction. A Member may at any time make any direct or indirect Transfer of all or any portion of its Interest including, without limitation, a Transfer of a right to Profits, Losses or distributions to a Transferee. A Transferee shall become a substituted Member of the Company only in accordance with Section 9.1(b).

(b) Requirements for Transferee Becoming a Substituted Member. No Person shall become a substituted Member in the Company unless the following conditions precedent are satisfied: (i) the non-transferring Members have voted, each in its sole discretion, to permit the Transferee to become a Member; (ii) the Transferee shall have assumed any and all of the obligations under this Agreement with respect to the Interest to which the Transfer relates; (iii) all reasonable expenses required in connection with the Transfer shall have been paid by or for the account of the Transferee; and (iv) all agreements, articles, minutes, written consents and all other necessary documents and instruments shall have been executed and filed and all other acts shall have been performed which the Members deems necessary to make the Transferee a substitute Member of the Company and to preserve the status of the Company as a limited liability company.

9.2 Withdrawal of a Member. Upon the Withdrawal Event of a Member, the withdrawn Member shall not be entitled to receive the value of its Interest; rather, the remaining Member(s) shall have the right to admit a new Person as Member of the Company and continue the Company pursuant to Sections 10.1(d) and 10.2, and the withdrawn Member shall be treated as an assignee of its Interest and shall have no Member rights except the right to continue to receive the distributions that it would have received pursuant to Articles IV and X if it had remained as a Member; provided that if the Withdrawal Event is an event of default under Section 7.4(a) hereof, any damages incurred by the Company or the other Member as the result of such withdrawal shall be offset against any amounts distributable by the Company to the withdrawn Member.

9.3 Notice Requirement. Within 30 days of the Withdrawal Event of a Member, that Member (or its successor) shall be required to give notice to the Company of such withdrawal. Failure to give notice shall be deemed to be a default under this Agreement.

ARTICLE X

Liquidation and Winding Up

10.1 Dissolution. The Company shall dissolve only upon:

(a) December 31, 2075;

(b) the unanimous written consent of the Members;

(c) the acquisition by one Person of all of the outstanding Interests;

(d) any Withdrawal Event of a Member, unless the business of the Company is continued by the specific consent of the remaining Members given with 90 days after the discovery by one or more such remaining Members of such Withdrawal Event;

(e) the occurrence of any event which makes it unlawful for the business of the Company to be carried on or for the Members to carry on the business of the Company; or

(f) the sale or other disposition of all or substantially all of the Company’s assets and properties and the collection of all notes received in connection with such sale or other disposition.

10.2 Continuation of the Business of the Company. If the Withdrawal Event or removal of a Member leaves only one remaining Member, that remaining Member shall have the right within 90 days of the discovery of such Withdrawal Event or removal to admit an additional Member (or to re-admit the Withdrawn Member or its successor-in-interest) to the Company, and that newly admitted (or re-admitted) Member along with the remaining Member may elect to continue the business of the Company.

10.3 Filing Upon Dissolution. As soon as possible following the dissolution of the Company, the liquidating trustee of the Company shall execute and file a Notice of Winding Up with the Arizona Corporation Commission as required by the Act. Upon the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until the Articles of Termination have been filed with the Arizona Corporation Commission as required by the Act or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

10.4 Liquidation. Upon dissolution of the Company, the business and affairs of the Company shall be wound up and liquidated as rapidly as business circumstances permit, a Person as designated by the Members shall act as the liquidating trustee, and the assets of the Company shall be liquidated and the proceeds thereof shall be paid (to the extent permitted by applicable law) in the following order:

(a) First, to creditors, including Members that are creditors, in the order of priority as required by applicable law;

(b) Second, to a reserve for contingent liabilities to be distributed at the time and in the manner as the liquidating trustee determines in its discretion; and

(c) Thereafter, to the Members, pro rata, based upon the positive balances in their Capital Accounts, after taking into account all allocations of Profit or Loss up to and through the date of the Company’s termination and all previous distributions to the Members.

If the liquidating trustee determines that an immediate sale of the Company’s assets and liquidation of the Company would cause undue Losses to the Members, it may defer liquidation of any asset, other than those assets necessary to satisfy current obligations, for a reasonable time, or may distribute such assets in-kind according to the order and priority set forth in this Section 10.4. Any assets distributed in-kind shall be valued and treated as though such assets were sold and the cash proceeds were distributed.

10.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.4 to minimize any losses otherwise related to that winding up. A reasonable time shall include the time necessary to sell the assets.

10.6 Deficit Capital Account. Upon liquidation, each Member shall look solely to the assets of the Company for the return of that Member’s Capital Contribution. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

10.7 Articles of Termination. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to Members, Articles of Termination shall be executed and filed with the Arizona Corporation Commission as required by the Act.

ARTICLE XI

Miscellaneous

11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

11.2 Notices. Notices may be delivered either by private messenger service or by mail. Any notice or document required or permitted hereunder to a Member shall be in writing and shall be deemed to be given on the date received by the Member; provided, however, that all notices and documents mailed to a Member in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the Member at its respective address as shown in the records of the Company, shall be deemed to have been received five days after mailing. The address of each of the Members shall for all purposes be as set forth on the signature page hereto unless otherwise changed by the applicable Member by notice to the other as provided herein.

11.3 Severability. If any provision of this Agreement shall be conclusively determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby.

11.4 Binding Effect. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective successors and, where permitted, assigns.

11.5 Titles and Captions. All article, section and paragraph titles and captions contained in this Agreement are for convenience only and are not a part of the context hereof.

11.6 Pronouns and Plurals. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the appropriate Person(s) may require.

11.7 No Third Party Rights. This Agreement is intended to create enforceable rights between the parties hereto only, and creates no rights in, or obligations to, any other Persons whatsoever.

11.8 Time is of Essence. Time is of the essence in the performance of each and every obligation herein imposed.

11.9 Further Assurances. The parties hereto shall execute all further instruments and perform all acts which are or may become necessary to effectuate and to carry on the business contemplated by this Agreement.

11.10 Estoppel Certificates. The Members hereby agree that, at the request of any Member, they will each execute and deliver an estoppel certificate stating that this Agreement is in full force and effect and that to the best of such Member’s knowledge and belief there are no defaults by any Member (or that certain defaults exist), as the case may be, under this Agreement.

11.11 Schedules Included in Exhibits; Incorporation by Reference. Any reference to an Exhibit to this Agreement contained herein shall be deemed to include any Schedules to such Exhibit. Each of the Exhibits referred to in this Agreement, and each Schedule to such Exhibits, is hereby incorporated by reference in this Agreement as if such Schedules and Exhibits were set out in full in the text of this Agreement.

11.12 Amendments. This Agreement may not be amended except by the unanimous written agreement of the Members.

11.13 Counterparts. This Agreement may be executed in counterparts.

11.14 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

11.15 Entire Agreement. This Agreement and the Exhibits hereto contain all of the agreements between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, oral statements, oral promises or oral inducements exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by the parties hereto.

ARTICLE XII

Definitions

The following terms used in this Agreement shall have the meanings described below:

“Act” shall mean the Arizona Limited Liability Company Act.

“Adjusted Basis” shall have the meaning given such term in Code section 1011.

“Agreement” means this Operating Agreement, as it may be amended from time to time, complete with all exhibits and schedules hereto.

“Bankruptcy” means, with respect to a Person, the happening of any of the following: (a) the making by such Person of a general assignment for the benefit of creditors; (b) the filing by such Person of a voluntary petition in bankruptcy or the filing by such Person of a pleading in any court of record admitting in writing an inability to pay debts as they become due; (c) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person to be bankrupt or insolvent; (d) the filing by such Person of a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; the filing by such Person of an answer or other pleading admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against such Person in any bankruptcy proceeding; (f) the filing by such Person of an application or other pleading or any action otherwise seeking, consenting to or acquiescing in the appointment of a liquidating trustee, receiver or other liquidator of all or any substantial part of such Person’s properties; (g) the commencement against such Person of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation which has not been quashed or dismissed within 180 days; or (h) the appointment, without the consent or acquiescence of such Person of a liquidating trustee, receiver or other liquidator of all or any substantial part of such Person’s properties without such appointment being vacated or stayed within 90 days and, if stayed, without such appointment being vacated within 90 days after the expiration of any such stay.

“Capital Account” shall mean the accounting record of each Member’s capital interest in the Company. There shall be credited to each Member’s Capital Account (a) the amount of any contribution of cash by that Member, (b) the Gross Asset Value of property contributed by that Member, (c) that Member’s allocable share of Profits and any items in the nature of income or gain that are specially allocated to that Member pursuant to Section 5.2 hereof (excluding Section 5.2(d) hereof) and (d) the amount of any Company liabilities that the Member assumes or takes subject to under Code section 752. There shall be debited against each Member’s Capital Account (i) the amount of all distributions of cash to that Member unless a distribution to the Member is a loan or is deemed a payment under Code section 707(c), (ii) the Gross Asset Value of property distributed to that Member by the Company, (iii) that Member’s allocable share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.2 hereof (excluding Section 5.2(d) hereof), and (iv) the amount of any liabilities of that Member that the Company assumes or takes subject to under Code section 752. Fees and reimbursements paid to a Member pursuant to Section 6.5 hereof shall not reduce that Member’s Capital Account. The transferee of all or a portion of the Interest shall succeed to that portion of the transferor Member’s Capital Account that is allocable to the portion of the Interest transferred. This definition of Capital Account and the other provisions herein relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Treasury Regulation sections. In the event the Members determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or which are assumed by the Company or the Members), are computed in order to comply with that Treasury Regulation, the Members may make such modification. The Members shall also make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation sections 1.704-1(b) and 1.704-2.

“Capital Contribution” means, with respect to any Member, the amount of money contributed by that Member to the Company and, if property other than money is contributed, the initial Gross Asset Value of such property, net of liabilities assumed or taken subject to by the Company.

“Code” shall mean the Internal Revenue Code of 1986 (or successor thereto), as amended from time to time.

“Company” means the limited liability company formed pursuant to this Agreement, as such limited liability company may from time to time be constituted.

“Defaulting Member” means a Member that has committed an event of default as described in Section 7.4 hereof.

“Depreciation” shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for that year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to that different Gross Asset Value (as originally computed) as the federal income tax depreciation, amortization, or other cost recovery deduction for that Fiscal Year or other period bears to the adjusted tax basis (as originally computed); provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for the applicable year or period is zero, Depreciation shall be determined with reference to the Gross Asset Value (as originally computed) using any reasonable method selected by the Members.

“Fiscal Year” means the year on which the accounting and federal income tax records of the Company are kept. The first Fiscal Year shall start on the Effective Date and the last Fiscal Year shall end on the termination of the Company.

“Gross Asset Value” shall mean with respect to any Company asset, the asset’s Adjusted Basis, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of that asset, as determined by the contributing Member and the other Members;

(b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the date upon which any of the following occurs: (i) the acquisition of an additional interest in the Company after the Effective Date by any new or existing Member, in exchange for more than a de minimis Capital Contribution or the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Members determines that such adjustment is necessary or appropriate to reflect the relative economic interest of the Members of the Company; and (ii) the liquidation of the Company within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(g);

(c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of that asset on the date of distribution, as determined by the Member receiving that distribution and the other Members; and

(d) if an election under Code section 754 has been made, the Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the assets pursuant to Code section 734(b) or Code section 743(6), but only to the extent that those adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Value shall not be adjusted pursuant to this subsection (d) to the extent that the Members determine that an adjustment pursuant to subsection (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

If the Gross Asset Value of an asset has been determined or adjusted hereby, that Gross Asset Value shall thereafter be further adjusted by the Depreciation, if any, taken into account with respect to that asset for purposes of computing Profits and Losses.

“Interest” means the interest of a Member in the Company as a member representing such Member’s rights, powers and privileges as specified in this Agreement.

“Majority in Interest” means one or more Members who own, collectively, a simple majority of the Participating Percentages held by the Members.

“Member” means any Person that executes this Agreement as a member, and any other Person admitted to the Company as an additional or substituted member, that has not made a disposition of such Person’s entire Interest.

“Member Loan” means a loan to the Company from a Member in accordance with Section 3.3 hereof.

“Participating Percentage” means 99 percent as to RMC Insurance and one percent as to Rural Metro.

“Person” means an individual, firm, corporation, partnership, limited liability company, association, estate, trust, exempt organization, pension or profit-sharing plan, or any other entity.

“Principal Office” means the registered Arizona office of the Company at which the records of the Company are kept as required under the Act.

“Profits” and “Losses” shall mean for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for that year or period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) any income of the Company exempt from federal income tax not otherwise taken into account in computing Profits or Losses shall be added to that taxable income or loss;

(b) any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(i), shall be subtracted from that taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted as required by the definition of Gross Asset Value, the amount of that adjustment shall be taken into account as gain or loss from the disposition of that asset (assuming the asset was disposed of just prior to the adjustment) for purposes of computing Profits or Losses in the Fiscal Year of adjustment;

(d) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the Adjusted Basis of that property may differ from its Gross Asset Value;

(e) depreciation, amortization and other cost recovery deductions taken into account in computing the taxable income or loss shall be based on the Gross Asset Value of an asset; and

(f) any items of income, gain, loss or deduction that are specially allocated pursuant to Section 5.2 hereof shall not be taken into account in computing Profits or Losses.

“Property” means that certain real property located in Scottsdale, Arizona as described on Exhibit A attached hereto.

“Tax Matters Member” means the “tax matters partner” as defined in Code section 6231(a)(7).

“Transfer” means to sell, assign, transfer, give, donate, pledge, deposit, alienate, bequeath, devise or otherwise dispose of or encumber to any Person other than the Company.

“Transferee” means a Person to whom a Transfer is made.

“Treasury Regulations” shall mean pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Withdrawal Event” shall mean those event circumstances listed in A.R.S. § 29-733, not including the Bankruptcy of a Member.

“Withdrawal Notice” shall mean that notice required to be given by Section 9.3 hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

RMC INSURANCE, LTD., a corporation formed under the laws of Barbados		RURAL/METRO CORPORATION, an Arizona corporation

By:		By:
Its: Vice President		Its: Vice President
Address:	8401 East Indian School Road Scottsdale, Arizona 85251	Address:	8401 East Indian School Road Scottsdale, Arizona 852510

OPERATING AGREEMENT

of

RMC CORPORATE CENTER, L.L.C.

by and between

RMC INSURANCE, LTD.

a corporation formed under the laws of Barbados,

and

RURAL/METRO CORPORATION,

an Arizona corporation,

as Members

Dated as of December 12, 1996

OPERATING AGREEMENT

OF

RMC CORPORATE CENTER, L.L.C.

THIS OPERATING AGREEMENT (“Agreement”) is made and entered into as of the              day of December, 1996, by and between RMC INSURANCE, LTD., a corporation formed under the laws of Barbados (“RMC Insurance”), and RURAL/METRO CORPORATION, an Arizona corporation (“Rural/Metro”), as Members.

ARTICLE I

Formation

1.1 Formation. The parties to this Agreement hereby intend to form the Company pursuant to the Arizona Limited Liability Company Act (the “Act”) in accordance with the terms and conditions of this Agreement, which shall be effective upon the filing of the Articles of Organization (the “Effective Date”). Upon the request of the Members or as required by law, the parties shall promptly execute all amendments of the Articles of Organization and all other documents that are needed to enable the Members to accomplish all filing, recording, publishing and other acts necessary or appropriate to comply with all requirements for the continuation of the Company under the Act.

1.2 Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the United States Bankruptcy Code. No Member shall take any action inconsistent with the express intent of the parties hereto as set forth herein.

1.3 Definitions. All capitalized terms used in this Agreement shall have the definition for such terms set forth in Article XII hereof.

ARTICLE II

General Provisions

2.1 Name. The name of the Company shall be “RMC Corporate Center, L.L.C.” or such other name as the Members from time to time shall select.

2.2 Principal Office and Place of Business. The Principal Office and place of business of the Company in Arizona shall be 8401 East Indian School Road, Scottsdale, Arizona 85251, or such place as the Members from time to time shall determine.

2.3 Company Purposes. The Company is being formed for the purpose of developing, owning and operating a corporate center for Rural/Metro

Corporation on the Property, as well as all other activities permitted by law. The Company shall have the power to do any and all acts and things necessary appropriate, proper, advisable, incidental to or convenient for furtherance and accomplishment of such purpose, including, but not limited to the entering into or acquiring of any proprietorships, partnerships, joint ventures, corporations, limited liability companies, or other similar entities or arrangements to engage in any of the foregoing.

2.4 Term. The term of the Company shall commence on the filing of the Articles of Organization and shall continue until dissolved, wound-up and terminated in accordance with Article X of this Agreement.

2.5 Agent for Service of Process. The Agent for Service of Process for the Company shall be John B. Furman, Esq., O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Road, Suite 1100, Phoenix, Arizona 85012, or such other person as the Members shall appoint from time to time.

ARTICLE III

Capital Contributions

3.1 Initial Capital Contributions by the Members. As of the date of this Agreement, RMC Insurance shall make a Capital Contribution to the Company of its undivided interest in the Property, and Rural/Metro shall make a Capital Contribution to the Company of $22,500. The Members agree that the Gross Asset Value of the Property at the time of its contribution to the Company shall be $2,250,000.

3.2 Additional Capital Contributions. If the Members determine that additional capital is necessary for any purpose, including, but not limited to, funding any negative cash flow from the business of the Company, making any capital contributions, investments, expenditures or improvements related to the business of the Company, then the Members agree that each Member shall contribute such additionally needed capital (“Additional Capital Contributions”), pro rata, based upon their Participating Percentages, or in such other proportion as the Members may otherwise agree.

3.3 Member Loans. If the Members determine that Capital Contributions, Additional Capital Contributions, third-party loans to the Company or revenues of the Company are insufficient to satisfy all capital requirements of the Company, or if any Member determines that bridge funds are needed by the Company on an interim basis, the Members may agree to join in the making of a loan to the Company (a “Member Loan”) in such amount as is needed by the Company and upon such terms and conditions as the Members shall determine.

ARTICLE IV

Distributions

4.1 Amount and Time of Distributions. Distributions of Available Cash Flow shall be made from time to time as the Members deem proper, but not less frequently than quarterly, in the order and priority set forth in Section 4.2 hereof. Unless the Members otherwise agree, no Available Cash Flow shall be distributed until all Member Loans have been repaid in full. “Available Cash Flow” means the gross cash proceeds from the Company’s operations less the portion thereof used to pay or establish reserves for expenses and fees (including fees, expenses, reimbursements, and guaranteed payments paid to a Member) ordinary and necessary to the Company’s business, principal and interest payments on all Company debt (including Member Loans), capital improvements, replacements and contingencies, all as reasonably determined by the Members. Available Cash Flow shall not be reduced by depreciation, amortization or other similar non-cash allowances, and shall be increased by any reductions in reserves which, when previously established, reduced Available Cash Flow.

4.2 Distributions to Members. Available Cash Flow shall be distributed to the Members, pro rata, based upon their Participating Percentages.

4.3 Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as otherwise specifically provided herein.

4.4 Return of Capital. No Member shall be entitled to the return of, or interest on, that Member’s Capital Contributions, except as provided herein.

ARTICLE V

Profits and Losses

5.1 Profit and Loss Allocations. For each Fiscal Year, the Profits or Losses of the Company shall be allocated to the Members, pro rata, based upon their Participating Percentages for that Fiscal Year.

5.2 Special Tax Allocations.

(a) Qualified Income Offset. In the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulation section 1.744-1(b)(2)(ii)(d), items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible. “Adjusted Capital Account Deficit” means with respect to any Member, the deficit balance, if any, in that Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) credit to that Capital Account the amount by which that Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation sections 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) debit to that Capital Account the items described in paragraphs (4), (5) and (6) of Treasury Regulation section 1.704-1(b)(2)(ii)(d). This definition of Adjusted Capital

Account Deficit is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(b) Nonrecourse Deductions. The allocations set forth in Section 5.1 hereof are intended generally to comply with requirements of Treasury Regulation sections 1.704-1(b) and 1.704-2. If the Company incurs “nonrecourse deductions” or “partner nonrecourse deductions” or if there is any change in the Company’s “minimum gain,” as those terms are defined in such Regulations, the allocation of Profits, Losses and items thereof to the Members shall be modified as deemed reasonably necessary or advisable by the Members to comply with such Regulations.

(c) Curative Allocation. The allocations set forth in Sections 5.2(a) and (b) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

(d) Built-in Gain Allocation. If necessary or required under Code section 704(c) or Treasury Regulation section 1.704-1(b)(2)(iv)(f), the Members shall make special tax allocations to account for the variation, if any, between the adjusted tax basis of an asset and its Gross Asset Value. Any elections or decisions relating to the allocations under this Section 5.2(d) shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.2(d) are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

5.3 Knowledge of Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for income tax purposes.

ARTICLE VI

Management

6.1 Member-Managed. The Members agree that the management of the Company shall be vested in the Members. Each Member shall devote such time and effort as is necessary for the management of the Company in the conduct of its business but shall not be required to devote its full-time efforts to the Company. Each Member at all times shall keep the other Members fully informed as to all such Members’ activities on behalf of the Company and all material transactions taken on behalf of the Company and shall disclose to the Members such Member’s knowledge of the Company’s business and affairs.

6.2 Member Authority.

(a) Rights of the Members. Either Member shall have full, exclusive and complete power to manage and control the business and affairs of the Company and shall have all of the rights and powers provided to a member of a member-managed limited liability company by law, including the power and authority to execute instruments and documents, to mortgage or dispose of any real property held in the name of the Company, and to take any other actions on behalf of the Company, whether or not such actions are for carrying on the business of the Company in its usual manner.

(b) Reliance by Third Parties. A third party shall be entitled to rely on all actions of the Members and shall be entitled to deal with the Members as if they were the sole party in interest therein, both legally and beneficially. Every instrument purporting to be the action of the Company and executed by a Member shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that, at the time of delivery thereof, this Agreement was in full force and effect and that the execution and delivery of that instrument is duly authorized by the Members and the Company.

(c) Banking Resolution. The Members hereby authorize either Member to open all banking accounts as they deem necessary and to enter into any deposit agreements as are required by the financial institution at which such accounts are opened. Each Member shall have signing authority with respect to such banking accounts. Funds deposited into such accounts shall be used only for the purpose and business of the Company.

6.3 Filing of Documents. The Members shall file or cause to be filed all certificates or documents as may be determined by the Members to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Arizona and any other state in which the Company may elect to do business. To the extent that the Members determine the action to be necessary or appropriate, the Members shall do all things to maintain the Company as a limited liability company under the laws of the State of Arizona and any other state in which the Company may elect to do business.

6.4 Indemnification and Liability.

(a) Company Indemnification. To the fullest extent permitted by law, each Member (an “Indemnitee”) shall be indemnified, defended and held harmless by the Company (the “Indemnitor”) for, from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys’ fees and costs), judgments, fines, settlements, demands, actions, or suits relating to or arising out of the business of the

Company, or the exercise by the Indemnitee of any authority conferred on it hereunder or the performance by the Indemnitee of any of its duties and obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, no Indemnitee shall be entitled to indemnification hereunder with respect to any claim, issue or matter: (i) in respect of which it (or the Company as the result of an act or omission of it or its Related Person) has been adjudged liable for fraud, gross negligence or willful misconduct; or (ii) based upon or relating to a material breach by it of any term or provision of this Agreement.

(b) Liability. No Member shall be liable, responsible, accountable in damages or otherwise to the Company or the other Member for any act or failure to act in connection with the Company and its business unless the act or omission is attributed to gross negligence, willful misconduct or fraud or constitutes a material breach by such Member of any term or provision of this Agreement.

(c) Terms of Indemnification. Each indemnity provided for under this Agreement shall be subject to the following provisions:

(i) The indemnity shall cover the costs and expenses of the Indemnitee, including reasonable attorneys’ fees and court costs, related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

(ii) The Indemnitee shall notify the indemnitor of any claim against the Indemnitee covered by the indemnity within 45 days after the Indemnitee has notice of such claim, but failure to notify the indemnitor shall in no case prejudice the rights of the Indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the Indemnitee against such liability upon learning of the same, then the Indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, which amount of such liability shall include both the settlement consideration and the reasonable costs and expenses, including attorneys’ fees, incurred by the Indemnitee in effecting such settlement.

(iii) No indemnity hereunder shall be construed to limit or diminish the coverage of any Member under any insurance obtained by the Company. Payment shall not be a condition precedent to any indemnification provided in this Agreement.

6.5 Compensation.

(a) General. The Company will not pay the Members any fees or other compensation for their services, except as otherwise agreed by the Members. Any compensation payable pursuant to this Section 6.5 shall be reasonable.

(b) Reimbursable Expenses. The Company may reimburse the Members or their Affiliates for out-of-pocket expenses reasonably incurred in connection with the carrying out of the duties set forth in this Agreement in connection with the business of the Company.

ARTICLE VII

The Members

7.1 Meetings of the Members. Meetings of the Members shall be held upon the call of any Member; provided that at least seven days’ prior written notice shall be given to all Members. The Members may make use of telephones and other electronic devices to hold meetings, provided that each Member is able to simultaneously participate with the other Members with respect to all discussions and votes. The Members may act in lieu of a meeting if the action taken is reduced to writing and consented to in writing by the required vote of the Members as set forth in Section 7.2 hereof. Written minutes shall be taken at each meeting and distributed to the Members promptly after such meeting and prior to, and for approval at, the next meeting; provided, however, that any action taken or any matter agreed upon by the Members at the meeting shall be deemed effective and final, whether or not written minutes of the meeting have been prepared or finalized.

7.2 Voting of the Members. All votes, actions, approvals, elections, determinations and consents required in this Agreement to be made by “the Members” shall be effective when approved by a Majority in Interest of the Members. All voting rights of a Member shall immediately cease upon the Default or Withdrawal Event of that Member.

7.3 Rights and Obligations of Members.

(a) Limitation of Liability. Each Member’s liability for the debts and obligations of the Company shall be limited as set forth in the Act and other applicable law.

(b) List of Members. Upon written request of any Member, the Members shall provide a list showing the names, last known addresses and interests of all Members in the Company.

(c) Company Records. Upon written request, each Member shall have the right, during ordinary business hours, to inspect and copy the Company records required to be maintained by the Members at the Company’s registered office as set forth in Section 8.1 hereof.

7.4 Defaulting Member.

(a) Events of Default. The occurrence of any of the following events shall constitute an event of default and the Member so defaulting (herein referred to as the Defaulting Member) shall (except as otherwise provided in Section 7.4(a)(iii) hereof) thereafter be deemed to be in default without any further action whatsoever on the part of the Company: (i) attempted dissolution of the Company by any Member other than pursuant to the provisions contained elsewhere in this Agreement; (ii) a Withdrawal Event occurs as to a Member; (iii) the failure of any other Member to perform any other obligation, act or acts required of that Member by the provisions of this Agreement, which shall be necessary for or in connection with the fulfilling of the purposes of the Company or a violation or a breach of any of the other terms or provisions of this Agreement; provided, however, that a Member shall not be deemed to be in default of this Section 7.1a)(iii) until after 10 days’ written notice thereof.

(b) Remedies on Default. Upon the occurrence of a default by a Member, the Company shall have all rights and remedies available at law and in equity and may institute legal proceedings against the Defaulting Member or with respect to any damages or losses incurred by the Company or any non-Defaulting Member. The Company shall be entitled to reasonable attorneys’ fees and expenses incurred in connection with a collection of such amounts, together with interest thereon.

ARTICLE VIII

Books, Records, Reports and Accounting

8.1 Records. The Members shall keep or cause to be kept at the Principal Office of the Company the following: (a) a current list of the full name and last known business, residence or mailing address of each Member; (b) a copy of the initial Articles of Organization and all amendments thereto; (c) copies of all written operating agreements and all amendments to the agreements, including any prior written operating agreements no longer in effect; (d) copies of any written and signed promises by Members to make Capital Contributions to the Company; (e) copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years; (f) copies of any prepared financial statements of the Company for the three most recent years; (g) minutes of every meeting of the Members as well as any written consents of the Members or actions taken by the Members without a meeting. Any such records maintained by the Company may be kept on or be in the form of any information storage device, provided that the records so kept are convertible into legible written form within a reasonable period of time.

8.2 Fiscal Year and Accounting. The Fiscal Year of the Company shall be the calendar year or such other tax year required by the Code. All decisions as to other material accounting matters, except as specifically provided to the contrary herein, shall be made by the Members.

8.3 Preparation of Tax Returns. The Members shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items necessary for income tax purposes and shall cause to be furnished to the Members the tax information reasonably required for income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items, for federal income tax purposes, shall be on that method of accounting as the Members shall determine.

8.4 Tax Elections. The Members shall determine whether to make any available elections pursuant to the Code.

8.5 Tax Controversies. The Tax Matters Member shall be Rural/Metro. The Tax Matters Member is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Tax Matters Member to conduct those proceedings. The Tax Matters Member agrees to promptly notify the other Members upon the receipt of any correspondence from any federal, state or local tax authorities relating to any examination of the Company’s affairs. The Tax Matters Member shall be prohibited from entering into any settlement or arrangement on behalf of the Company with respect to any federal, state or local tax authorities without the express written approval of the other Members.

8.6 Withholding and Tax Advances.

(a) Authority to Withhold. To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to a Member (e.g., (i) backup withholding, (ii) withholding with respect to Members that are neither citizens nor residents of the United States, or (iii) withholding with respect to Members that are not residents of a particular state) (“Tax Advances”)), the Company may withhold such amounts and make such tax payments as may be required.

(b) Repayment of Tax Advances. All Tax Advances made on behalf of a Member will, at the option of the Members, either be (i) promptly paid to the Company by that Member, or (ii) repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to that Member (or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to that Member). Whenever the Members select option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Member, for all other purposes of this Agreement such Member will be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance.

(c) Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company for, from and against any liability with respect to Tax Advances made on behalf of or with respect to such Member.

(d) Certification. Each Member will promptly give the Company any certification or affidavit that the Members may request in connection with this Section 8.6.

ARTICLE IX

Transfers, Withdrawals

9.1 Transfers.

(a) Restriction. Except as permitted by Section 9.1(c), a Member shall not make any direct or indirect Transfer of all or any portion of its Interest including, without limitation, a Transfer of a right to Profits, Losses or distributions to a Transferee (including a spouse of a Member) who does not become a substituted Member of the Company. Any such purported Transfer to a Transferee who does not become a substituted Member of the Company (a “Purported Transferee”) shall not be recognized by the Company and shall be an event of default under this Agreement.

(b) Requirements for Transferee Becoming a Substituted Member. No Person shall become a substituted Member in the Company unless the following conditions precedent are satisfied: (i) the non-transferring Members have voted, each in its sole discretion, to permit the Transferee to become a Member; (ii) the Transferee shall have assumed any and all of the obligations under this Agreement with respect to the Interest to which the Transfer relates; (iii) all reasonable expenses required in connection with the Transfer shall have been paid by or for the account of the Transferee; and (iv) all agreements, articles, minutes, written consents and all other necessary documents and instruments shall have been executed and filed and all other acts shall have been performed which the Members deems necessary to make the Transferee a substitute Member of the Company and to preserve the status of the Company as a limited liability company.

9.2 Withdrawal of a Member. Upon the Withdrawal Event of a Member, the withdrawn Member shall not be entitled to receive the value of its Interest; rather, the remaining Member(s) shall have the right to admit a new Person as Member of the Company and continue the Company pursuant to Sections 10.1(d) and 10.2, and the withdrawn Member shall be treated as an assignee of its Interest and shall have no Member rights except the right to continue to receive the distributions that it would have received pursuant to Articles IV and X if it had remained as a Member; provided that if the Withdrawal Event is an event of default under Section 7.4(a) hereof, any damages incurred by the Company or the other Member as the result of such withdrawal shall be offset against any amounts distributable by the Company to the withdrawn Member.

9.3 Notice Requirement. Within 30 days of the Withdrawal Event of a Member, that Member (or its successor) shall be required to give notice to the Company of such withdrawal. Failure to give notice shall be deemed to be a default under this Agreement.

ARTICLE X

Liquidation and Winding Up

10.1 Dissolution. The Company shall dissolve only upon:

(a) December 31, 2075;

(b) the unanimous written consent of the Members;

(c) the acquisition by one Person of all of the outstanding Interests;

(d) any Withdrawal Event of a Member, unless the business of the Company is continued by the specific consent of the remaining Members given with 90 days after the discovery by one or more such remaining Members of such Withdrawal Event;

(e) the occurrence of any event which makes it unlawful for the business of the Company to be carried on or for the Members to carry on the business of the Company; or

(f) the sale or other disposition of all or substantially all of the Company’s assets and properties and the collection of all notes received in connection with such sale or other disposition.

10.2 Continuation of the Business of the Company. If the Withdrawal Event or removal of a Member leaves only one remaining Member, that remaining Member shall have the right within 90 days of the discovery of such Withdrawal Event or removal to admit an additional Member (or to re-admit the Withdrawn Member or its successor-in-interest) to the Company, and that newly admitted (or re-admitted) Member along with the remaining Member may elect to continue the business of the Company.

10.3 Filing Upon Dissolution. As soon as possible following the dissolution of the Company, the liquidating trustee of the Company shall execute and file a Notice of Winding Up with the Arizona Corporation Commission as required by the Act. Upon the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until the Articles of Termination have been filed with the Arizona Corporation Commission as required by the Act or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

10.4 Liquidation. Upon dissolution of the Company, the business and affairs of the Company shall be wound up and liquidated as rapidly as business circumstances permit, a Person as designated by the Members shall act as the liquidating trustee, and the assets of the Company shall be liquidated and the proceeds thereof shall be paid (to the extent permitted by applicable law) in the following order:

(a) First, to creditors, including Members that are creditors, in the order of priority as required by applicable law;

(b) Second, to a reserve for contingent liabilities to be distributed at the time and in the manner as the liquidating trustee determines in its discretion; and

(c) Thereafter, to the Members, pro rata, based upon the positive balances in their Capital Accounts, after taking into account all allocations of Profit or Loss up to and through the date of the Company’s termination and all previous distributions to the Members.

If the liquidating trustee determines that an immediate sale of the Company’s assets and liquidation of the Company would cause undue Losses to the Members, it may defer liquidation of any asset, other than those assets necessary to satisfy current obligations, for a reasonable time, or may distribute such assets in-kind according to the order and priority set forth in this Section 10.4. Any assets distributed in-kind shall be valued and treated as though such assets were sold and the cash proceeds were distributed.

10.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.4 to minimize any losses otherwise related to that winding up. A reasonable time shall include the time necessary to sell the assets.

10.6 Deficit Capital Account. Upon liquidation, each Member shall look solely to the assets of the Company for the return of that Member’s Capital Contribution. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

10.7 Articles of Termination. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to Members, Articles of Termination shall be executed and filed with the Arizona Corporation Commission as required by the Act.

ARTICLE XI

Miscellaneous

11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

11.2 Notices. Notices may be delivered either by private messenger service or by mail. Any notice or document required or permitted hereunder to a Member shall be in writing and shall be deemed to be given on the date received by the Member; provided, however, that all notices and documents mailed to a Member in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the Member at its respective address as shown in the records of the Company, shall be deemed to have been received five days after mailing. The address of each of the Members shall for all purposes be as set forth on the signature page hereto unless otherwise changed by the applicable Member by notice to the other as provided herein.

11.3 Severability. If any provision of this Agreement shall be conclusively determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby.

11.4 Binding Effect. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective successors and, where permitted, assigns.

11.5 Titles and Captions. All article, section and paragraph titles and captions contained in this Agreement are for convenience only and are not a part of the context hereof.

11.6 Pronouns and Plurals. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the appropriate Person(s) may require.

11.7 No Third Party Rights. This Agreement is intended to create enforceable rights between the parties hereto only, and creates no rights in, or obligations to, any other Persons whatsoever.

11.8 Time is of Essence. Time is of the essence in the performance of each and every obligation herein imposed.

11.9 Further Assurances. The parties hereto shall execute all further instruments and perform all acts which are or may become necessary to effectuate and to carry on the business contemplated by this Agreement.

11.10 Estoppel Certificates. The Members hereby agree that, at the request of any Member, they will each execute and deliver an estoppel certificate stating that this Agreement is in full force and effect and that to the best of such Member’s knowledge and belief there are no defaults by any Member (or that certain defaults exist), as the case may be, under this Agreement.

11.11 Schedules Included in Exhibits; Incorporation by Reference. Any reference to an Exhibit to this Agreement contained herein shall be deemed to include any Schedules to such Exhibit. Each of the Exhibits referred to in this Agreement, and each Schedule to such Exhibits, is hereby incorporated by reference in this Agreement as if such Schedules and Exhibits were set out in full in the text of this Agreement.

11.12 Amendments. This Agreement may not be amended except by the unanimous written agreement of the Members.

11.13 Counterparts. This Agreement may be executed in counterparts.

11.14 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

11.15 Entire Agreement. This Agreement and the Exhibits hereto contain all of the agreements between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, oral statements, oral promises or oral inducements exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by the parties hereto.

ARTICLE XII

Definitions

The following terms used in this Agreement shall have the meanings described below:

“Act” shall mean the Arizona Limited Liability Company Act.

“Adjusted Basis” shall have the meaning given such term in Code section 1011.

“Agreement” means this Operating Agreement, as it may be amended from time to time, complete with all exhibits and schedules hereto.

“Bankruptcy” means, with respect to a Person, the happening of any of the following: (a) the making by such Person of a general assignment for the benefit of creditors; (b) the filing by such Person of a voluntary petition in bankruptcy or the filing by such Person of a pleading in any court of record admitting in writing an inability to pay debts as they become due; (c) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person to be bankrupt or insolvent; (d) the filing by such Person of a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; the filing by such Person of an answer or other pleading admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against such Person in any bankruptcy proceeding; (f) the filing by such Person of an application or other pleading or any action otherwise seeking, consenting to or acquiescing in the appointment of a liquidating trustee, receiver or other liquidator of all or any substantial part of such Person’s properties; (g) the commencement against such Person of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation which has not been quashed or dismissed within 180 days; or (h) the appointment, without the consent or acquiescence of such Person of a liquidating trustee, receiver or other liquidator of all or any substantial part of such Person’s properties without such appointment being vacated or stayed within 90 days and, if stayed, without such appointment being vacated within 90 days after the expiration of any such stay.

“Capital Account” shall mean the accounting record of each Member’s capital interest in the Company. There shall be credited to each Member’s Capital Account (a) the amount of any contribution of cash by that Member, (b) the Gross Asset Value of property contributed by that Member, (c) that Member’s allocable share of Profits and any items in the nature of income or gain that are specially allocated to that Member pursuant to Section 5.2 hereof (excluding Section 5.2(d) hereof) and (d) the amount of any Company liabilities that the Member assumes or takes subject to under Code section 752. There shall be debited against each Member’s Capital Account (i) the amount of all distributions of cash to that Member unless a distribution to the Member is a loan or is deemed a payment under Code section 707(c), (ii) the Gross Asset Value of property distributed to that Member by the Company, (iii) that Member’s allocable share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.2 hereof (excluding Section 5.2(d) hereof), and (iv) the amount of any liabilities of that Member that the Company assumes or takes subject to under Code section 752. Fees and reimbursements paid to a Member pursuant to Section 6.5 hereof shall not reduce that Member’s Capital Account. The transferee of all or a portion of the Interest shall succeed to that portion of the transferor Member’s Capital Account that is allocable to the portion of the Interest transferred. This definition of Capital Account and the other provisions herein relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Treasury Regulation sections. In the event the Members determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or which are assumed by the Company or the Members), are computed in order to comply with that Treasury Regulation, the Members may make such modification. The Members shall also make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation sections 1.704-1(b) and 1.704-2.

“Capital Contribution” means, with respect to any Member, the amount of money contributed by that Member to the Company and, if property other than money is contributed, the initial Gross Asset Value of such property, net of liabilities assumed or taken subject to by the Company.

“Code” shall mean the Internal Revenue Code of 1986 (or successor thereto), as amended from time to time.

“Company” means the limited liability company formed pursuant to this Agreement, as such limited liability company may from time to time be constituted.

“Defaulting Member” means a Member that has committed an event of default as described in Section 7.4 hereof.

“Depreciation” shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for that year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to that different Gross Asset Value (as originally computed) as the federal income tax depreciation, amortization, or other cost recovery deduction for that Fiscal Year or other period bears to the adjusted tax basis (as originally computed); provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for the applicable year or period is zero, Depreciation shall be determined with reference to the Gross Asset Value (as originally computed) using any reasonable method selected by the Members.

“Fiscal Year” means the year on which the accounting and federal income tax records of the Company are kept. The first Fiscal Year shall start on the Effective Date and the last Fiscal Year shall end on the termination of the Company.

“Gross Asset Value” shall mean with respect to any Company asset, the asset’s Adjusted Basis, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of that asset, as determined by the contributing Member and the other Members;

(b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the date upon which any of the following occurs: (i) the acquisition of an additional interest in the Company after the Effective Date by any new or existing Member, in exchange for more than a de minimis Capital Contribution or the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Members determines that such adjustment is necessary or appropriate to reflect the relative economic interest of the Members of the Company; and (ii) the liquidation of the Company within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(g);

(c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of that asset on the date of distribution, as determined by the Member receiving that distribution and the other Members; and

(d) if an election under Code section 754 has been made, the Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that those adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation section 1704-1(b)(2)(iv)(m), provided, however, that Gross Asset Value shall not be adjusted pursuant to this subsection (d) to the extent that the Members determine that an adjustment pursuant to subsection (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

If the Gross Asset Value of an asset has been determined or adjusted hereby, that Gross Asset Value shall thereafter be further adjusted by the Depreciation, if any, taken into account with respect to that asset for purposes of computing Profits and Losses.

“Interest” means the interest of a Member in the Company as a member representing such Member’s rights, powers and privileges as specified in this Agreement.

“Majority in Interest” means one or more Members who own, collectively, a simple majority of the Participating Percentages held by the Members.

“Member” means any Person that executes this Agreement as a member, and any other Person admitted to the Company as an additional or substituted member, that has not made a disposition of such Person’s entire Interest.

“Member Loan” means a loan to the Company from a Member in accordance with Section 3.3 hereof.

“Participating Percentage” means 99 percent as to RMC Insurance and one percent as to Rural/Metro.

“Person” means an individual, firm, corporation, partnership, limited liability company, association, estate, trust, exempt organization, pension or profit-sharing plan, or any other entity.

“Principal Office” means the registered Arizona office of the Company at which the records of the Company are kept as required under the Act.

“Profits” and “Losses” shall mean for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for that year or period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) any income of the Company exempt from federal income tax not otherwise taken into account in computing Profits or Losses shall be added to that taxable income or loss;

(b) any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(i), shall be subtracted from that taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted as required by the definition of Gross Asset Value, the amount of that adjustment shall be taken into account as gain or loss from the disposition of that asset (assuming the asset was disposed of just prior to the adjustment) for purposes of computing Profits or Losses in the Fiscal Year of adjustment;

(d) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the Adjusted Basis of that property may differ from its Gross Asset Value;

(e) depreciation, amortization and other cost recovery deductions taken into account in computing the taxable income or loss shall be based on the Gross Asset Value of an asset; and

(f) any items of income, gain, loss or deduction that are specially allocated pursuant to Section 5.2 hereof shall not be taken into account in computing Profits or Losses.

“Property” means that certain real property located in Scottsdale, Arizona as described on Exhibit A attached hereto.

“Tax Matters Member” means the “tax matters partner” as defined in Code section 6231(a)(7).

“Transfer” means to sell, assign, transfer, give, donate, pledge, deposit, alienate, bequeath, devise or otherwise dispose of or encumber to any Person other than the Company; however, with respect to voluntary general encumbrances (such as Uniform Commercial Code financing statements or security agreements) or involuntary general encumbrances (such as judgments, tax liens or attachments) that do not specifically reference a Member’s Interest in the Company, a “transfer” shall not be deemed to have occurred until the creditor commences execution upon such Member’s Interest in the Company.

“Transferee” means a Person to whom a Transfer is made.

“Treasury Regulations” shall mean pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Withdrawal Event” shall mean those event circumstances listed in A.R.S. § 29-733, not including the Bankruptcy of a Member.

“Withdrawal Notice” shall mean that notice required to be given by Section 9.3 hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

RMC INSURANCE, LTD., a corporation formed under the laws of Barbados		RURAL/METRO CORPORATION, an Arizona corporation

By:		By:
Its:	PRESIDENT	Its:	VICE PRESIDENT
Address:	8401 East Indian School Road Scottsdale, Arizona 85251	Address:	8401 East Indian School Road Scottsdale, Arizona 852510